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                                 EXHIBIT 10.19

                                eMachines, Inc.

                       AUDREY FINCI EMPLOYMENT AGREEMENT


     This Agreement is entered into as of the Effective Date (as hereafter defined) by and between eMachines, Inc. (the "Company"), and Audrey Finci (the "Executive").

     WHEREAS, upon the effectiveness of the merger (the "Effective Date") of eMachines Acquisition Corp, a wholly owned subsidiary of the Company, with and into FreePC, Inc. (the "Merger"), FreePC, Inc. ("FreePC") will become a wholly owned subsidiary of the Company;

     WHEREAS, Executive was employed by FreePC, Inc. ("FreePC") prior to the Merger;

     WHEREAS, upon the Effective Date, the Company desires to employ Executive in the capacity of Executive Vice President, Operations of the Company, and Executive desires to accept such employment; and

     WHEREAS the parties desire and agree to enter into an employment relationship by means of this Agreement;

NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

     1.  Duties and Scope of Employment.
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         (a)  Positions and Duties.  As of the Effective Date, Executive will
              --------------------
serve as the Executive Vice President, Operations of the Company. Executive will render such business and professional services in the performance of her duties, consistent with Executive's position within the Company, as shall reasonably be assigned to her by the Chief Executive Officer of the Company and the Board of Directors of the Company (the "Board") and shall include, but not be limited to, being responsible for all aspects of corporate operations including software development, distribution and logistics, information technology, and human resources. The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

         (b)  Obligations.  During the Employment Term, Executive will perform
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her duties faithfully and to the best of her ability and will devote her full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

      2.  At-Will Employment.  The parties agree that the Executive's employment
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with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither her job performance nor promotions,
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commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of her employment with the Company.

     3.  Compensation.
         ------------

         (a) Base Salary. During the Employment Term, the Company will pay Executive as compensation for her services a base salary at the annualized rate of $199,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

         (b) Stock Option.  As of the Effective Date, Executive will be granted
             ------------
a stock option, which will be, to the extent possible under the $100,000 rule of
Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code), to purchase 175,000 shares of the Company's Common Stock at an exercise price to be determined by the Company's Board of Directors on the date of grant (the "Option"). The Option will vest as to 10% of the shares subject to the Option six months after the Effective Date, 10% one year after the date of grant, and as to 20% of the shares subject to the Option each anniversary thereafter, so that the Option will be fully vested and exercisable five (5) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of the Company's Stock Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "Option Agreement"), both of which documents are incorporated herein by reference.

      4.  Employee Benefits.  During the Employment Term, Executive will be
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entitled to participate in the Executive benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

      5.  Expenses.  The Company will reimburse Executive for reasonable travel,
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entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

      6.  Treatment of FreePC Options. Executive and the Company agree that
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FreePC's obligations under the Option Agreement(s) dated October 11, 1999 (the
"Assumed Agreements"), as limited and otherwise elaborated in this Section 6, with respect to any stock options granted by FreePC to Executive prior to the Merger (the "FreePC Options") shall be assumed by the Company on the Effective Date in accordance with and subject to the terms and conditions of the Agreement and Plan of Reorganization dated November 24, 1999 by and among eMachines Acquisition Corp., Inc., FreePC and the Company (the "Merger Agreement") entered into in connection with the Merger.

          (a) As consideration for this Agreement, Executive agrees to waive all existing acceleration rights under the Assumed Agreements concerning the FreePC Options, except as set

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forth in Sections 6(b) and 7 hereof and subject to the approval of holders of more than 75% of the shares of Stock of FreePC outstanding prior to the Merger, on the Effective Date the vesting of the FreePC Options shall accelerate with respect to a total of 16,250 options to purchase shares of FreePC Common Stock. On or as promptly as practicable after the Effective Date, and if the Executive shall exercise such FreePC Options on or after the Effective Date, such 16,250 shares of FreePC Common Stock shall be exchanged in accordance with the terms of the Merger Agreement into (i) the number of shares of Company Common Stock arrived at by multiplying the product of 0.7 and the Exchange Ratio (as defined in the Merger Agreement) by 16,250, and (ii) warrants to purchase the number of shares of Company Common Stock arrived at by multiplying the product of 0.3 and the Exchange Ratio (as defined in the Merger Agreement) by 16,250. Such warrants shall be exercisable at the Warrant Price, during the period and otherwise as set forth in the Merger Agreement and, if the Executive shall not elect and notify the Company as set forth in Section 6(c) hereof, shall expire as set forth in the Merger Agreement even with respect to shares that had not vested prior to such expiration.

         (b) After giving effect to Section 6(a) hereof, the unvested shares of Company Common Stock exchanged in the Merger for Executive's unvested FreePC Options shall vest accordingly: (a) 24,960 unvested FreePC Options multiplied by the product of 0.7 and the Exchange Ratio shall vest on the sixth month anniversary of the Effective Date, (b) so long as Executive meets certain performance standards (as agreed to by and between the Executive and the Chief Executive Officer of the Company within one calendar week of the Effective Date, which standards shall be incorporated herein by reference) 7,020 unvested FreePC Options multiplied by the product of 0.7 and the Exchange Ratio shall vest on the six month anniversary of the Effective Date (c) 1,170 unvested FreePC options multiplied by the product of 0.7 and the Exchange Ratio shall vest on the last day of each of the six calendar months preceding the six month anniversary of the Effective Date and (d) the remaining unvested FreePC Options shall have the same vesting schedule as is currently provided in the applicable Assumed Agreement with the number of shares of Company Common Stock that vest upon each vesting date set forth therein such that the number of FreePC Options vesting on each such vesting date equal to 40,000 by the product of 0.7 and the Exchange Ratio. After giving effect to Section 6(a) hereof, the warrants to purchase shares of Company Common Stock exchanged in the Merger for Executive's unvested FreePC Options (provided Executive shall exercise such FreePC Options to which the warrants are issuable under the Merger Agreement) shall vest accordingly (a) 24,960 unvested FreePC Options multiplied by the product of 0.3 and the Exchange Ratio shall vest on the sixth month anniversary of the Effective Date, (b) so long as Executive meets certain performance standards (as agreed to by and between the Executive and the Chief Executive Officer of the Company within one calendar week of the Effective Date, which standards shall be incorporated herein by reference) 7,020 unvested FreePC Options multiplied by the product of 0.3 and the Exchange Ratio shall vest on the six month anniversary of the Effective Date (c) 1,170 unvested FreePC options multiplied by the product of 0.3 and the Exchange Ratio shall vest on the last day of each of the six calendar months preceding the six month anniversary of the Effective Date and (d) the remaining unvested FreePC Options shall have the same vesting schedule as is currently provided in the applicable Assumed Agreement with the number of shares of Company Common Stock that vest upon each vesting date set forth therein such that the number of FreePC Options vesting on each such vesting date shall equal to 40,000 by the product of 0.3 and the Exchange Ratio; provided, however, that if the Executive shall not elect and notify the Company
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as set forth in Section 6(c) hereof, the warrants shall expire as set forth in the Merger Agreement and the Executive shall have no right thereafter to purchase any shares of Company Common Stock not

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purchased by exercise of the warrants prior to such expiration, even with respect to shares that had not vested prior to such expiration.

         (c) As soon as practicable after the Effective Date, the Company shall deliver to the Executive an appropriate notice stating that the expiration date of the warrants issued to Executive pursuant to the Merger Agreement with respect to the FreePC Options exchanged as aforesaid shall be extended, if the Executive so elects and so notifies the Company, to the dates which are, in the case of each warrant or portion thereof, one month following the vesting of each FreePC Option exchanged therefor. If the Executive does not make such election, rights to purchase shares of Company Common Stock obtained by Executive in the Merger may be irretrievably lost without compensation.

     7.  Severance.
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         (a)  Involuntary Termination.  If Executive's employment with the
              -----------------------
Company terminates as a result of an "Involuntary Termination" (as defined herein) at any time within twelve (12) months of the Effective Date or at any time within twelve (12) months after a "Change of Control" (as defined herein), then (i) all unvested shares of Company Common Stock exchanged for Executive's FreePC Options in the Merger shall become fully vested, (ii) all Company Common Stock subject to a right of repurchase by the Company (or its successor) that was purchased by Executive pursuant to the Assumed Agreements and exchanged for FreePC Options in the Merger shall have such right of repurchase lapse with respect to all of the shares, and (iii) all warrants to purchase shares of Company Common Stock exchanged in the Merger and subject to the Assumed Agreement for Executive's unvested FreePC Options shall become fully vested.

         (b)  Other Termination.  If Executive's employment with the Company
              -----------------
terminates voluntarily by Executive, or other than as described in Section 7(a) at any time, then (i) all vesting of the Company Common Stock and warrants to purchase Company Common Stock exchanged in the Merger for FreePC Options will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned) and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

     8.  Definitions.
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         (a)  Cause.  For purposes of this Agreement, "Cause" is defined as (i)
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misappropriation or embezzlement of Company funds or an act of fraud upon the
Company made by Executive in connection with Executive's responsibilities as an Executive under this Agreement, (ii) Executive's conviction of, or plea of nolo
                                                                           ----
contendere to, a felony, (iii) Executive's gross misconduct in connection with
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Executive's responsibilities as an Executive under this Agreement, or (iv)
Executive's continued failure to substantially perform her employment duties under this Agreement after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed her duties under this Agreement and after Executive has had thirty (30) days after receipt of such written demand to cure such nonperformance.

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         (b)  Change of Control.  For purposes of this Agreement, "Change of
              -----------------
Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

         (c)  Involuntary Termination.  "Involuntary Termination" shall mean (i)
              -----------------------
without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Executive from such position, duties and responsibilities, unless the Executive is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an "Involuntary Termination;" (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a material reduction by the Company of the Executive's base salary as in effect immediately prior to such reduction;
(iv) a material reduction by the Company in the kind or level of Executive benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than fifty (50) miles from her current location; or (vi) any purported termination of the Executive by the Company which is not effected for Cause.

     9.  Confidential Information.  Executive agrees to enter into the Company's
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standard Confidential Information and Invention Assignment Agreement (the
"Confidential Information Agreement") upon commencing employment hereunder.

     10.  Assignment.  This Agreement will be binding upon and inure to the
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benefit of (a) the heirs, executors and legal representatives of Executive upon
Executive's death and (b) any

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successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

     11.  Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

     If to the Company:

     eMachines, Inc.
     14350 Myford Road, Suite 100
     Irvine, California 93606-1002

     Attn: Chief Executive  Officer
     ----
     Fax:  (714)-505-5065

     If to Executive:

     at the last residential address known by the Company.

     12.  Severability.  In the event that any provision hereof becomes or is
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declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     13.  Arbitration.
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          (a)  Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in , California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Unless otherwise required by law, the losing party in any arbitration proceeding shall pay all of the arbitrator's fees and costs.

          (b) The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive

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hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

         (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. Executive UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, Executive AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF Executive's RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS AGREEMENT.

     14.  Integration.  This Agreement, together with the Option Plan, Option
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Agreement, the Confidential Information Agreement and the Merger Agreement
represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     15.  Tax Withholding.  All payments made pursuant to this Agreement will be
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subject to withholding of applicable taxes.

     16.  Governing Law.  This Agreement will be governed by the laws of the
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State of California (with the exception of its conflict of laws provisions).

     17.  Acknowledgment.  Executive acknowledges that she has had the
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opportunity to discuss this matter with and obtain advice from her private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


     eMachines, Inc.

     By: /s/ Stephen Dukker             Date:  1/14/00
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     Title: Chief Executive Officer
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     Audrey Finci

      /s/ Audrey Finci                  Date:  1/13/00
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